Exhibit 10.1

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This INTELLECTUAL PROPERTY PURCHASE AGREEMENT (“Agreement”) is entered into and made effective as of this 24th of April 2025 (“Effective Date”) by and between Mangoceuticals, Inc., a Texas corporation with a place of business at 15110 Dallas Parkway, Suite 600, Dallas, TX 75248 (“Purchaser”), and Smokeless Technology Corp., an Ontario company, with a place of business at 216 Chrislea Rd, Suite 201, Vaughan, Ontario, Canada (“Seller”) (each of Seller and Purchaser is defined herein as a “Party”, and collectively referred to as the “Parties”).

WITNESSETH:

WHEREAS, Seller owns certain intellectual property and related assets including, without limitation, all patents, trademarks, product formulations, know-how, agreements, contracts, contractor agreements, supply chain contracts, manufacturing contacts and agreements and any and all other proprietary rights owned by the Seller (collectively, the “Assets”).

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell and assign to Purchaser all of the Assets on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the sufficiency and receipt of which the Parties hereby acknowledge, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Capitalized Terms. In addition to those terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth below:

(a) “Affiliate” means a legal entity that Controls, is Controlled by, or is under common Control with a Party. Such legal entity shall constitute an Affiliate of the Party only when and for so long as the Control exists.

(b) “Assignment Agreements” means any executed agreements assigning, changing, confirming or correcting ownership of any part, portion or all rights in the Assets from the Seller and/or any prior owner to any prior owner or Seller.

(c) “Bona Fide Owned and Controlled” means for the purpose of a design that ownership and control was not transferred or provided for purposes of providing a license to cover an offering of a third party under the licenses granted herein.

(d) “Change of Control” means (a) any transaction or series of transactions whereby any person or entity directly or indirectly acquires Control of another person or entity; or (b) the consummation (whether directly or indirectly through one or more intermediaries) of a sale or other disposition of all or substantially all of another person’s or entity’s assets in any single transaction or series of related transactions.

(e) “Control” (including the correlative meanings of the terms “Controls”, “Controlled by” and “under common Control with”) means the direct or indirect ownership of more than fifty percent (50%) of an entity, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or an entity, whether through the ability to exercise voting power, by contract or otherwise.

(f) “Encumbrance” means with respect to any of the Assets, any mortgage, lien, pledge, charge, Commitment, security interest, express or implied license, Grant, judgment, stipulation, court order or decree, or other restriction regarding transfer or licensing, or any other commitment to a third party which would result in any such Encumbrance whether currently existing or arising in the future.

(g) “Governmental Entity” means any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency commission or subdivision thereof, including but not limited to the U.S. Patent and Trademark Office (“PTO”) and the European Patent Office (“EPO”).

(h) “including” means including without limitation.

(i) “Inventor” means each of the named inventors of each of the Assets as well as any inventor who should be or should have been named on any of the Assets.

(j) The term “Knowledge” is defined to mean (x) an individual will be deemed to have “Knowledge” of a particular fact or other matter if that individual is actually aware of that fact or matter or a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation to ascertain and establish the accuracy of each representation, warranty and statement in this Agreement, and (y) “Seller’s Knowledge” or “Knowledge of Seller” means the Knowledge of Seller’s and Seller’s Affiliates’ officers, directors, shareholders, partners, members, or employees, in-house or outside counsel, and/or any current employee that is or was directly involved in (i) any prosecution activities associated with one or more of the Assets, or (ii) the acquisition and divestiture of the, or (iii) the maintenance, analysis, administration, evaluation of commercial value and strategic assessment of the Assets during Seller’s ownership of the Assets.

(k) “or” means “and/or”.

(l) “Seller Product” means any product associated with the Assets, which as of the Effective Date, meets all of the following: the design of the product is Bona Fide Owned and Controlled by Seller, is sold by the Seller, or in development with the intention by Seller to commercialize.

(m) “Subsidiary” means a legal entity that is Controlled by a Party. Such legal entity shall constitute a Subsidiary of the Party only when and for so long as the Control exists.

ARTICLE II

TRANSFER OF ASSETS AND COOPERATION

2.1 Initial Transfer. Effective as of the Effective Date, Seller hereby irrevocably sells, transfers, conveys and assigns, and shall cause its Affiliates to irrevocably sell, transfer, convey and assign, to Purchaser (or its designee, as to any or all of the Assets), and Purchaser hereby acquires from Seller or its Affiliates, all right, title and interest in and to all Assets as outlined in Schedule A attached.

2.2 Delivery. On the Effective Date, Seller shall have delivered to Purchaser or shall have caused for the execution and delivery of all necessary assignments, endorsements, and instruments of transfer to vest full right, title, and interest in and to the Assets to the Purchaser as outlined in Schedule A attached. This includes assignment of all patents and trademarks, transfer of formulations and related data, and assignment or novation of all contractor and supply chain agreements to Purchaser. Seller shall also secure any required third-party consents to assign the contracts or rights to the Assets, if and where necessary on the Effective Date.

2.3 Royalty Payments. Seller agrees to pay Purchaser a royalty of ten percent (10%) of gross worldwide sales of Seller Products, which shall go into effect on the first anniversary of the Effective Date and shall be paid in perpetuity to the extent the Seller Products are being sold (the “Royalty Payments”). The Royalty Payments shall be paid to the Purchaser on an annual basis, within 30 days after the end of the calendar year. Seller further agrees to maintain complete and accurate books and records at its principal office, which may be inspected by Purchaser during normal operating hours of the Royalty Payments for the prior two years. For the avoidance of doubt, the Royalty Payments shall not be applicable to, and the Seller shall not owe any Royalty Payments, on any sales of products by Seller, other than the making, using, selling and offering for sale of Seller Products by Seller and/or any permitted sub-licensees, if any.

ARTICLE III PAYMENT AND TAXES

3.1 Payment. Upon the terms and subject to the conditions of this Agreement (including, without limitation, Seller’s compliance with Section 2.2), in full payment for the sale, conveyance, assignment, transfer and delivery of the Assets and all rights thereto, Purchaser agrees to remit to Seller a sum equal to 1,600,000 shares of the Company’s restricted common stock (the “Common Shares”).

3.2 Transfer Taxes. Seller shall be solely responsible for the payment of, and shall pay when due, any federal, state, local, foreign or other tax, duty, levy, impost, fee, assessment or other governmental charge, including without limitation income, gross receipts, business, occupation, sales, stamp, value-added, excise (or similar transfer taxes), use, or other tax of any kind whatsoever and any premium, together with any interest, penalties, surcharges, fines and additions attributable to or imposed with respect to the foregoing (collectively “Taxes”) that may be payable in connection with the sale or purchase of the Assets and Seller shall indemnify Purchaser against any such Taxes as provided in Section 6.2 (Indemnification).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser, as of the Effective Date, the following:

4.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the respective laws of its jurisdiction of incorporation, is duly qualified and is in good standing under the laws of each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified. Seller has full corporate power and authority to carry on its business as now being conducted.

4.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity.

4.3 No Conflict; No Consents. The execution and delivery of this Agreement and the performance of the obligations of Seller hereunder will not (i) violate or be in conflict with any provision of law, any order, rule or regulation of any court or other agency of government, or any provision of Seller’s articles of incorporation or bylaws, (ii) violate, be in conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under, or result in the acceleration of any obligations under, any indenture, agreement (including, but not limited to any agreement which forms part of the Assets), lease or other instrument to which Seller is a party or by which it or any of its properties are bound, or (iii) result in the creation or imposition of any Encumbrance upon any of the Assets. No consent, approval or authorization of or declaration or filing with any Governmental Entity or other person or entity on the part of Seller is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.4 Assignment Agreements. Seller has obtained one or more Assignment Agreements which collectively assign all rights in such Assets to Seller. Seller has properly recorded all such previously executed Assignment Agreements with respect to the Assets as necessary to fully perfect its rights and title therein in accordance with governing laws and regulations in each respective jurisdiction.

4.5 Ownership and Encumbrances.

(a) Seller is the sole legal and beneficial owner of all right, title and interest, and has valid title, to all the Assets. Upon transfer of the Assets from Seller to Purchaser hereunder, none of the Assets will be subject to any restrictions with respect to the transfer or licensing or will be subject to any Encumbrance as a result of any facts, circumstances or agreements existing before the Effective Date.

(b) Seller has provided Purchaser with complete copies of all documentation reflecting any Encumbrances and all such copies are complete in all material respects and no information has been deleted, omitted or redacted from such copies.

(c) Except for Purchaser, there are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Assets.

(d) As of the Effective Date, none of Seller or any Inventor will have any right or interest in and to any of the Assets.

4.6 No Impairment. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated herein will impair the right of Purchaser to use, possess, sell, license or dispose of any of the Assets. There are no royalties, honoraria, fees or other payments payable by Seller to any third party by reason of the ownership, use, possession, license, sale, or disposition of any Assets. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assets.

4.7 No Notice. Seller has not put any third party on notice of actual or potential infringement of any Asset. Seller has not invited any third party to enter into a license under any of the Assets. Seller has not initiated any enforcement action with respect to any of the Assets.

4.8 Disclosure. Seller has disclosed to Purchaser in writing all facts and circumstances known to, or reasonably ascertainable by, Seller on or prior to the Effective Date as possibly having an adverse effect on the validity or enforceability of the Assets.

4.9 Marking. Seller and its Affiliates affix on its products or product packaging, manuals, or instructions associated with such products, a label indicating the Assets applicable to the respective products.

4.10 Outstanding Judgment. None of the Assets are subject to any proceeding or outstanding decree, order, judgment, settlement agreement or stipulation. None of the Assets have been or are currently involved in any reexamination, reissue, opposition, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened.

4.11 Lawsuits and Other Proceedings. No Assets have been involved in any past or pending action, suit, investigation, claim or proceeding (including any reexamination), nor have any Assets been threatened with any such action, suit, investigation, claim or proceeding, other than patent prosecution proceedings in the ordinary course.

4.12 Co-Development. None of the Assets were developed by, on behalf of, jointly with, or with the funding of, a third party.

4.13 Government Funding. None of the Assets were developed by, on behalf of, jointly with, or using grants or funding of any Governmental Entity, college, university, or educational institution.

4.14 No Defense. It shall not be a defense to a suit for damages by Purchaser against Seller, that any misrepresentation or breach of covenant or warranty that Seller is known by Purchaser, or that Purchaser had reason to know contained untrue statements.

4.15 Contracts. Each material contract included in the Assets (“Seller Contracts”), is legal, valid, binding and enforceable in accordance with its respective terms with respect to the Seller and, to the Knowledge of the Seller, each other party to such Seller Contract. No material default or breach of the Seller exists under any Seller Contract and, to the Knowledge of the Seller, no such default exists with respect to any third party to any Seller Contract. The Seller is not participating in any discussions or negotiations regarding any modification of or amendment to any Seller Contract or entry into any new material contract applicable to the Seller. Each Seller Contract that requires the consent of or notice to the other party thereto in order to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated hereby (collectively, the “Required Consents”) has been obtained by the Seller, and as such, no breach, default or violation of any such contract, agreement or other instrument requiring consent or notice in connection with this Agreement or the transactions contemplated herein, has or will occur in connection with the Parties’ entry into this Agreement or the consumption of the transactions contemplated herein.

4.16 Securities Representations.

(a) Purchase for Own Account. The shares of common stock of the Purchaser to be issued to Seller hereunder will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b) Disclosure of Information.

(i) Seller has received or has had full access to all the information Seller considers necessary or appropriate to make an informed investment decision with respect to the Common Shares to be issued to Seller hereunder. Seller has had an opportunity to ask questions and receive answers from the Purchaser regarding the Purchaser and the Common Shares, and all such questions, if any, have been satisfactorily answered as of the date of this Agreement.

(ii) Without limiting or reducing in any way Section 4.16(b)(i), above, the Seller acknowledges that it (A) is aware of, has received and had an opportunity to review (x) the Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”) on March 20, 2025 (the “Annual Report”); and (y) Purchaser’s current reports on Form 8-K from January 1, 2025, to the date of this Agreement (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “Mangoceuticals” in the “Name, ticker symbol, or CIK” field, and clicking the “Search” button), in each case (x) through (z), including, but not limited to, the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of Purchaser; and (B) is not relying on any oral representation of Purchaser or any other person, nor any written representation or assurance from Purchaser; in connection with Seller’s acceptance of the Series C Preferred Shares and investment decision in connection therewith.

(c) Illiquid Securities. Seller realizes that the Common Shares cannot readily be sold as they will be restricted securities.

(d) Discussions with Advisors. Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Common Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Common Shares are a suitable investment for it.

(e) No General Solicitation. Seller has not become aware of and has not been offered the Common Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Seller’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(f) No Registration Rights. Seller confirms and acknowledges that Purchaser is not under any obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Common Shares.

(g) Investment Experience. Seller understands that the acquisition of Common Shares involves substantial risk. Seller acknowledges that Seller can bear the economic risk of Seller’s investment in the Common Shares, and has sufficient knowledge and experience in financial or business matters such that Seller is capable of evaluating the merits and risks of this investment in the Common and protecting its own interests in connection with this investment. Seller hereby represents that it is an “accredited investor,” as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act.

(h) Restricted Shares. Seller understands that the Common Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that, under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller represents that Seller is familiar with Rule 144 as promulgated under the Securities Act and as presently in effect, and understands the resale limitations imposed thereby and by other applicable provisions of the Securities Act.

(7) Legend. Seller acknowledges and understands that the certificates or book-entry statements evidencing the Common Shares will bear the legend set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as of the Effective Date as follows:

5.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the respective laws of the jurisdiction of its incorporation, is duly qualified and, to the extent applicable, is in good standing under the laws of each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except to the extent such failure would not have a material adverse effect on the Purchaser. Purchaser has full corporate power and authority to carry on its business as now being conducted.

5.2 Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable laws affecting creditors’ rights generally and, as to enforcement, to general principles of equity, regardless of whether applied in a proceeding at law or in equity.

5.3 No Conflict; No Consents. The execution and delivery of this Agreement and the performance of the obligations of Purchaser hereunder will not violate or be in conflict with any provision of law, any order, rule or regulation of any Governmental Entity, or any provision of Purchaser’s certificate of incorporation or bylaws. No consent, approval or authorization of or declaration or filing with any Governmental Entity or other person or entity on the part of Purchaser is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

6.1 Survival of Representations and Warranties. Except with respect to Seller’s representations and warranties under Sections 4.5 (Ownership and Encumbrances) and 4.16 (Securities Representations), which shall survive indefinitely, all of Seller’s and Purchaser’s representations and warranties contained in this Agreement shall terminate as of the last day of the twelfth (12th) month following the month in which the Effective Date occurs.

6.2 Indemnification.

(a) Seller shall defend, indemnify and hold harmless Purchaser, its Affiliates, and each of their Subsidiaries, shareholders, directors, officers, employees, agents, successors, and assigns from and against all damages, claims, liabilities, expenses and costs (including reasonable attorneys’ fees) arising, directly or indirectly, from any material breach of this Agreement by Seller, including, without limitation, any material breach of any representation or warranty made by Seller.

(b) Purchaser shall defend, indemnify and hold harmless Seller, its Subsidiaries, and each of their shareholders, directors, officers, employees, agents, successors, and assigns from and against all damages, claims, liabilities, expenses and costs (including reasonable attorneys’ fees) arising, directly or indirectly, from any material breach of this Agreement by Purchaser, including, without limitation, any material breach of any representation or warranty made by Purchaser.

(c) A person or entity that intends to claim indemnification under this Article VI (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) of any claim, damage, liability, cause of action or cost with respect to which the Indemnitee intends to claim such indemnification, provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Article II unless the failure to give such notice is materially prejudicial to an Indemnitor’s ability to defend such action. Indemnitor, after it determines that indemnification is required of it, shall assume the defense thereof with counsel of its own choosing; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the expenses to be paid by the Indemnitor if Indemnitor does not assume the defense. The Indemnitee shall, and shall cause its Subsidiaries and its own and its Subsidiaries’ employees and agents to, cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, damage, liability, cause of action or cost covered by this indemnification. The maximum liability of each Indemnitor under this Agreement for a breach of warranty under Article IV or Article V, as applicable, and/or for a claim of indemnification as set forth in this Article VI, in the aggregate shall be equal to the value of the Common Shares on the date of issuance, based on the closing sales price of the Purchaser’s common stock on the Nasdaq Capital Market on the Closing Date (or if the Effective Date is not a trading day, the last trading day prior to the Effective Date).

ARTICLE VII MISCELLANEOUS

7.1 Confidentiality. The Parties shall maintain as strictly confidential this Agreement and any proprietary information disclosed under, or as a result of or during the negotiation of, this Agreement, which obligation shall survive the consummation of the transactions contemplated herein, and shall only use such information for the purpose of performing under and/or enforcing this Agreement or the Assets, except that each Party, or its Affiliates, may disclose or use this Agreement or any such proprietary information as follows:

(a) As reasonably necessary to prosecute or enforce the Assets;

(b) as reasonably necessary for Purchaser to record or otherwise perfect Purchaser’s interest in the Assets;

(c) to the extent required by law;

(d) to the extent such information is public information, except as a result of the breach of this Section 7.1;

(e) as is required by a court or an arbitral order which has been precipitated by a third party request; provided, that the entity making such disclosure or use shall seek appropriate confidentiality protections (e.g., having such disclosures covered by a protective order or other comparable protections) prior to making such disclosure or use;

(f) to satisfy SEC, NASDAQ or other statutory, regulatory, taxation, or administrative requirements;

(g) in a legal proceeding between the Parties or their Affiliates;

(h) to a potential acquirer, in connection with a potential acquisition of all or any material part of any business of such Party; or

(i) in confidence, to its accountants, bankers, attorneys, or their Affiliates.

Notwithstanding the foregoing, the Parties acknowledge that Purchaser or its Affiliates shall have the right, at its sole discretion, to publish and distribute a press release or a Current Report on Form 8-K or Periodic Report filed pursuant to the Securities Exchange Act of 1934, as amended, announcing the execution of this Agreement, describing the material terms hereof and filing such Agreement as an exhibit thereto.

7.2 Expenses. Except as otherwise provided in this Agreement, each Party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

7.3 Governing Law/Venue. This Agreement is governed by the laws of the State of Texas, excluding its conflict-of-laws principles. The state and federal courts in the State of Texas shall have exclusive jurisdiction over any claim, suit or proceeding (each, a “Proceeding”) related to this Agreement (including without limitation the breach or threatened breach thereof), and each Party irrevocably (a) consents to the jurisdiction of such courts for any Proceeding, (b) consents to service of process in any Proceeding in such courts by globally recognized overnight courier service at the address set forth above, as well as other means of service permitted by law; and (c) waives any objections on the grounds of venue, residence, domicile or inconvenient forum to any Proceeding brought in such courts.

7.4 Waivers. The failure of any Party to insist upon the performance of any of the terms or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of any such right, term or condition. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder shall be valid unless the same shall be in writing and signed by the Party making such waiver.

7.5 Severability. The provisions of this Agreement shall be severable, and if any of them are held invalid or unenforceable, then that provision shall be construed to the maximum extent permitted by law. The invalidity or unenforceability of one provision shall not necessarily affect any other.

7.6 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered by personal delivery, registered mail, return receipt requested, or a qualified overnight delivery service addressed as indicated on page 1 of this Agreement. All such notices shall be deemed delivered at the time of delivery, except a facsimile shall be deemed delivered at the time of electronic confirmation of delivery.

7.7 Asset Purchase. The transaction contemplated under this Agreement is strictly an asset purchase, and Purchaser is not taking any assignment of any debt, obligation, or other Encumbrance on any of the Assets.

7.8 Entire Agreement/Amendment. This Agreement contains the complete and final agreement between the Parties, and supersedes all previous understandings, relating to the subject matter hereof whether oral or written. This Agreement may only be modified by a written agreement signed by duly authorized representatives of the Parties.

7.9 No Assignment. Except for Purchaser’s right to assign or delegate this Agreement and its rights and duties as set forth herein to a present or future Affiliate, neither this Agreement nor any rights or duties under this Agreement may be assigned or delegated, in whole or in part, by either Party without the prior written consent of the non-assigning Party, which consent may be withheld by the non-assigning Party for any or no reason. Any attempted assignment and/or delegation in breach of this Section 7.9 will be null and void. The Parties understand and agree that a Change of Control event is considered an assignment for the purposes of this Section 7.9.

7.10 Survival. Notwithstanding anything in this Agreement to the contrary except as set forth in Section 6.1, all representations, warranties, obligations, responsibilities, terms or conditions which by a fair reading of their nature are intended to survive shall be deemed to survive.

7.11 Limitation on Consequential Damages. EXCEPT IN THE CASE OF FRAUD BY SELLER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY OTHER INDIRECT OR SPECIAL, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

7.12 Arm’s Length Negotiations. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

7.13 Amendments. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all Parties hereto.

7.14 Remedies. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).

7.15 Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

7.16 Assignment to Wholly-Owned Subsidiary of Purchaser. The Parties agree and confirm, and the Seller acknowledges and agrees, that the Purchaser intends to assign certain or all of the Assets, and Seller agrees to execute whatever documents and materials as the Purchaser may reasonably request, to affect such transfer and assignment to a wholly-owned subsidiary to be created by the Purchaser (the “Wholly-Owned Sub”). In the event of such assignment, the Wholly-Owned Sub shall be bound by the terms of this Agreement relating to the Assets (solely to the specific Assets acquired) as if a party hereto upon such assignment, and Purchaser shall take whatever action as may be necessary for the Wholly-Owned Sub to be bound thereby, and comply with such applicable terms.

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the dates below to be effective as of the Effective Date.

MANGOCEUTICALS, INC.		SMOKELESS TECHNOLOGY CORP

By:		By:
Name:	Jacob Cohen	Name:	Raj Ravindran
Title:	CEO	Title:	Director
Date:	April 24, 2025	Date:	April 24, 2025

SCHEDULE A
CONTRACTS, ASSETS & STRATEGIC AGREEMENTS

1.	Ingredient Supply Agreement

North American rights to coca leaf extract in both liquid and powder format for pouch-based consumer products, secured through a proprietary arrangement with Harbour Importation Solutions Inc.

2.	THRLL Brand & Marketing IP

Complete ownership of the brand “THRLL,” including trademark to be filed, digital marketing collateral, can and pouch design files, influencer marketing creatives, and CPG-ready advertisement assets.

3.	Consumer-Facing Website

A consumer website developed and optimized for conversions, featuring product education, and brand storytelling.

4.	Financial Model

Excel-based financial forecast model, including projections for revenue, gross margin, distribution scale-up, and marketing ROI (Return-on-Investment).

5.	Advisory Agreement – Adam Berk

Strategic advisor contract with Adam Berk, known for successful exits in CPG and wellness, who is leading 7-Eleven corporate introductions.

6.	Advisory Agreement – Greg Engel

Active advisory engagement with Greg Engel, former CEO of Tilray, recognized for bringing British American Tobacco into OrganiGram, supporting corporate governance and M&A strategy.

7.	Active M&A Target Pipeline

Maintained and updated internal funnel of strategic M&A targets in nicotine-alternative and energy-enhancing CPG categories.

8.	Formulation IP – Dr. Sylvia Santos

Proprietary functional pouch formulations for energy, focus, and mood enhancement, developed by Dr. Sylvia Santos, a licensed naturopathic doctor and CPG formulator.

9.	Additional Soft Circle Discussions

Smokeless Tech maintains multiple NDAs and informal strategic discussions across contract manufacturing, celebrity endorsements, and institutional brand incubation firms in both the U.S. and Europe.